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                                                                   Exhibit 10.39

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                                  $195,000,000

                                CREDIT AGREEMENT

                                      among

                          SBA TELECOMMUNICATIONS, INC.,
                                  as Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                            as Administrative Agent,

                                       and

                        GECC CAPITAL MARKETS GROUP, INC.,
                         as Lead Arranger and Bookrunner

                             Dated as of May 9, 2003

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                                Table of Contents

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Section 1. DEFINITIONS...............................................................   1
        1.1.    Defined Terms........................................................   1
        1.2.    Other Definitional Provisions........................................  22

Section 2. AMOUNT AND TERMS OF COMMITMENTS...........................................  22
        2.1.    Term Loan Commitments................................................  22
        2.2.    Procedure for Term Loan Borrowing....................................  23
        2.3.    Repayment of Term Loans..............................................  23
        2.4.    Revolving Credit Commitments.........................................  25
        2.5.    Procedure for Revolving Credit Borrowing.............................  25
        2.6.    Repayment of Loans; Evidence of Debt.................................  25
        2.7.    Commitment Fees, etc.................................................  26
        2.8.    Optional Termination or Reduction of Revolving Credit Commitments....  26
        2.9.    Optional Prepayments.................................................  27
        2.10.   Mandatory Prepayments and Commitment Reductions......................  28
        2.11.   Conversion and Continuation Options..................................  31
        2.12.   Minimum Amounts and Maximum Number of Eurodollar Tranches............  32
        2.13.   Interest Rates and Payment Dates.....................................  32
        2.14.   Computation of Interest and Fees.....................................  33
        2.15.   Inability to Determine Interest Rate.................................  33
        2.16.   Pro Rata Treatment and Payments......................................  34
        2.17.   Requirements of Law..................................................  35
        2.18.   Taxes ...............................................................  36
        2.19.   Indemnity............................................................  38
        2.20.   Illegality...........................................................  38
        2.21.   Change of Lending Office.............................................  39
        2.22.   Conversion of Revolving Credit Loans.................................  39

Section 3. REPRESENTATIONS AND WARRANTIES............................................  39
        3.1.    Financial Condition..................................................  39
        3.2.    No Change............................................................  40
        3.3.    Corporate Existence; Compliance with Law.............................  40
        3.4.    Corporate Power; Authorization; Enforceable Obligations..............  41
        3.5.    No Legal Bar.........................................................  41
        3.6.    No Material Litigation...............................................  41
        3.7.    No Default...........................................................  41
        3.8.    Ownership of Property; Liens.........................................  42
        3.9.    Intellectual Property................................................  42
        3.10.   Taxes ...............................................................  42
        3.11.   Federal Regulations..................................................  42
        3.12.   Labor Matters........................................................  42
        3.13.   ERISA ...............................................................  42
        3.14.   Investment Company Act; Other Regulations............................  43
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        3.15.   Subsidiaries.........................................................  43
        3.16.   Use of Proceeds......................................................  43
        3.17.   Environmental Matters................................................  43
        3.18.   Accuracy of Information, etc.........................................  45
        3.19.   Security Documents...................................................  45
        3.20.   Solvency.............................................................  45
        3.21.   Real Property Leases.................................................  46
        3.22.   FCC and FAA Matters; State Regulatory Compliance.....................  46
        3.23.   "Build to Suit" Obligations..........................................  46

Section 4. CONDITIONS PRECEDENT......................................................  46
        4.1.    Conditions to Initial Extension of Credit............................  46
        4.2.    Conditions to Each Extension of Credit...............................  49

Section 5. AFFIRMATIVE COVENANTS.....................................................  50
        5.1.    Financial Statements.................................................  50
        5.2.    Certificates; Other Information......................................  50
        5.3.    Payment of Obligations...............................................  52
        5.4.    Conduct of Business and Maintenance of Existence, etc................  52
        5.5.    Maintenance of Property; Insurance...................................  52
        5.6.    Inspection of Property; Books and Records; Discussions...............  55
        5.7.    Notices..............................................................  56
        5.8.    Environmental Laws...................................................  56
        5.9.    Additional Collateral, etc...........................................  57
        5.10.   Further Assurances...................................................  59
        5.11.   Maintenance of Separate Existence....................................  59
        5.12.   Mortgages............................................................  61

Section 6. NEGATIVE COVENANTS........................................................  61
        6.1.    Financial Condition Covenants........................................  61
        6.2.    Limitation on Indebtedness...........................................  62
        6.3.    Limitation on Liens..................................................  63
        6.4.    Limitation on Fundamental Changes....................................  64
        6.5.    Limitation on Disposition of Property................................  64
        6.6.    Limitation on Restricted Payments....................................  65
        6.7.    Limitation on Capital Expenditures...................................  66
        6.8.    Limitation on Investments............................................  67
        6.9.    Limitation on Modifications of Certain Documents.....................  67
        6.10.   Limitation on Transactions with Affiliates...........................  68
        6.11.   Limitation on Sales and Leasebacks...................................  68
        6.12.   Limitation on Negative Pledge Clauses................................  68
        6.13.   Limitation on Restrictions on Subsidiary Distributions...............  68
        6.14.   Limitation on Lines of Business......................................  68
        6.15.   Limitation on Hedge Agreements.......................................  69
        6.16.   Limitation on Changes in Fiscal Periods..............................  69
        6.17.   Mortgage Requirement.................................................  69
        6.18.   Limitation on Non-Qualified Towers...................................  69
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Section 7. EVENTS OF DEFAULT.........................................................  69

Section 8. THE ADMINISTRATIVE AGENT..................................................  72
        8.1.    Appointment..........................................................  72
        8.2.    Delegation of Duties.................................................  73
        8.3.    Exculpatory Provisions...............................................  73
        8.4.    Reliance by the Administrative Agent.................................  73
        8.5.    Notice of Default....................................................  73
        8.6.    Non-Reliance on the Administrative Agent and Other Lenders...........  74
        8.7.    Indemnification......................................................  74
        8.8.    The Administrative Agent in Its Individual Capacity..................  75
        8.9.    Successor Agent......................................................  75
        8.10.   Authorization to Release Liens.......................................  75
        8.11.   The Arranger.........................................................  75

Section 9. MISCELLANEOUS.............................................................  76
        9.1.    Amendments and Waivers...............................................  76
        9.2.    Notices..............................................................  77
        9.3.    No Waiver; Cumulative Remedies.......................................  77
        9.4.    Survival of Representations and Warranties...........................  78
        9.5.    Payment of Expenses..................................................  78
        9.6.    Successors and Assigns; Participations and Assignments...............  79
        9.7.    Adjustments; Set-off.................................................  81
        9.8.    Counterparts.........................................................  82
        9.9.    Severability.........................................................  82
        9.10.   Integration..........................................................  82
        9.11.   GOVERNING LAW........................................................  82
        9.12.   Submission To Jurisdiction; Waivers..................................  82
        9.13.   Acknowledgments......................................................  83
        9.14.   Confidentiality; Public Disclosure...................................  83
        9.15.   Release of Collateral Security and Guarantee Obligations.............  84
        9.16.   Accounting Changes...................................................  85
        9.17.   WAIVERS OF JURY TRIAL................................................  85
        9.18.   Subordination, Non-Disturbance and Attornment........................  85
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ANNEXES:

A            Procedures for Satisfying Mortgage Requirement

SCHEDULES:
1.1A         Commitments
1.1B         Mortgaged Properties
1.1C         Consolidated Cash EBITDA
2.2(b)       Accretion Schedule
3.4          Consents, Authorizations, Filings and Notices
3.15         Subsidiaries
3.19(a)      UCC Filing Jurisdictions
6.2(d)       Existing Indebtedness
6.2(f)       Seller Subordination Terms
6.3(f)       Existing Liens

EXHIBITS:

A            Form of Guarantee and Collateral Agreement
B            Form of Compliance Certificate
C            Form of Closing Certificate
D            Form of Assignment and Acceptance
E            Form of Legal Opinion of Gunster, Yoakley & Stewart, P.A.
F-1          Form of Term Note
F-2          Form of Revolving Credit Note
G            Form of Exemption Certificate
H-1          Form of Tower Mortgage
H-2          Form of Real Property Mortgage
I            Approved Forms of SNDA
J            Form of Prepayment Option Notice
K            Form of Reduction Option Notice

          CREDIT AGREEMENT, dated as of May 9, 2003, among SBA TELECOMMUNICATIONS, INC., a Florida corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), GECC CAPITAL MARKETS GROUP, INC., as advisor and lead arranger and bookrunner (in such capacity, the "Arranger"), and GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

          WHEREAS, the Borrower has requested that the Lenders make a credit facility available to it in the aggregate principal amount of $195,000,000 and the Lenders are willing to make such credit facility available upon and subject to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             Section 1. DEFINITIONS

          1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

          "AAT Asset Sale": the Disposition of Towers and Tower sites (and any related assets) by the Seller Subsidiaries pursuant to the AAT Purchase Agreement.

          "AAT Indemnity Escrow Account": the escrow account created pursuant to
     Section 11.5 of the AAT Purchase Agreement.

          "AAT Indemnity Escrow Agreement": the Indemnity Escrow Agreement entered into pursuant to Section 11.5 of the AAT Purchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with Section 6.9(b).

          "AAT Initial Asset Sale": the sale by the Seller Subsidiaries to AAT Communications Corp. on or prior to June 30, 2003 of approximately 679 Towers located in the western United States and Michigan contemplated to occur at the First Closing and the Second Closing (as each such term is defined in the AAT Purchase Agreement).

          "AAT Purchase Agreement": the Purchase and Sale Agreement, dated as of March 17, 2003, among SBA Properties, Inc., SBA Towers, Inc., SBA Properties Louisiana, LLC and AAT Communications Corp., as amended, supplemented or otherwise modified from time to time in accordance with
     Section 6.9(b).

          "Administrative Agent": as defined in the preamble hereto.

          "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of

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                                                                               2

     directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          "Aggregate Facility Amount": the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

          "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Annualized Cash EBITDA": for any fiscal quarter, Consolidated Cash EBITDA for such fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 5.1 multiplied by four.

          "Applicable Amount": on any date of determination:

               (i) prior to the Initial Mortgage Requirement Satisfaction Date, an amount equal (x) $25,000,000 minus (y) the sum of (without duplication) the aggregate amount of (a) Capital Expenditures (other than maintenance Capital Expenditures permitted pursuant to Section 6.7(a)) and (b) Investments made pursuant to Section 6.8(f), in each case, made on or prior to such date of determination; and

               (ii) on and after the Initial Mortgage Requirement Satisfaction Date, an amount equal to the Cash Contribution Amount plus the remainder of (x) the lesser of:

          (a)  $132,000,000 and

          (b) the aggregate net cash proceeds of the AAT Asset Sale received by the Borrower and its Subsidiaries minus $32,000,000,

          minus (y) the sum of (without duplication) the aggregate amount of (1) Capital Expenditures (other than maintenance Capital Expenditures permitted pursuant to

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                                                                               3

          Section 6.7(a)) and (2) Investments made pursuant to Section 6.8(f), in each case, made on or prior to such date of determination;

     provided that, with respect to any determination of the Applicable Amount, any Capital Expenditure made pursuant to clause (i)(y)(a) or (ii)(y)(a) above and any Investment made pursuant to clause (i)(y)(b) or (ii)(y)(b) above, shall be deemed to have been made first, from the Applicable Amount and, second, from other sources of the Borrower.

          "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                              Base Rate Loans   Eurodollar Loans
                                              ---------------   ----------------
     Revolving Credit Loans                        3.00%              4.00%
     Term Loans                                    3.00%              4.00%

          "Approved Forms of SNDA": a Subordination and Non-Disturbance Agreement, substantially in one of the forms of Exhibit I hereto.

          "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clauses (b), (c), (d), (h), (i), (j) or (k) of Section 6.5) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

          "Assignee": as defined in Section 9.6(c).

          "Assignor": as defined in Section 9.6(c).

          "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

          "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of debt to debtors). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Loans": Loans (including PIK Term Loans) for which the applicable rate of interest is based upon the Base Rate.

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                                                                               4

          "Benefitted Lender": as defined in Section 9.7.

          "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Borrower": as defined in the preamble hereto.

          "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

          "Business Day": (i) for all purposes other than as covered by clause
     (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, construction costs, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Contribution Amount": on any date of determination, an amount equal to the excess, if any, of (i) the aggregate amount of net cash proceeds from the issuance of any Capital Stock and the incurrence of any Indebtedness of Holdings contributed as cash by Holdings to the equity of the Borrower during the term of this Agreement over (ii) the aggregate amount of Restricted Payments made by the Borrower to Holdings on or prior to such date of determination (other than pursuant to Section 6.6(c)(iv)), provided that, with respect to any determination of the Cash Contribution Amount, any Restricted Payment made pursuant to clause (ii) above shall be deemed to have been made first, from the Cash Contribution Amount, until such amount has been reduced to zero, and, second, from the Applicable Amount.

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                                                                               5

          "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;
     (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000;
     (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Closing Date": the date on which the conditions precedent set forth in Section 4.1 were satisfied, which date occurred on May 9, 2003.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment": as to any Lender, the sum of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

          "Commitment Fee Rate": With respect to the Revolving Credit Facility, a rate per annum equal to, (a) if the Borrower has not delivered a Notice of Extension of Conversion Date, 1.00%, or (b) if the Borrower has delivered a Notice of Extension of Conversion Date, (x) for the period beginning on the Closing Date to and including December 31, 2003, 1.00% and
     (y) for the period beginning on January 1, 2004 to and including the Conversion Date, 4.00%, plus, the PIK Rate.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA

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                                                                               6

     or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

          "Communications Act": the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as may be in effect from time to time.

          "Consolidated Cash EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) Consolidated Interest Expense, (b) depreciation, amortization and accretion expense, (c) income tax expense, (d) extraordinary, unusual or non-recurring expenses or losses, (e) restructuring charges in an amount not to exceed $5,000,000 during the term of this Agreement, (f) impairment charges related to non-cash write downs on Towers and other assets, (g) expenses or losses from "discontinuation of operations" accounting treatment (whether or not includable as a separate item in the statement of such Consolidated Net Income for such period), (h) other non-cash expenses and (i) any expense which was included in Consolidated Net Income for such period resulting from GAAP "straight-lining" pertaining to ground leases, and minus, to the extent included in the statement of Consolidated Net Income for such period, the sum of (a) extraordinary, unusual or non-recurring income or gains, (b) income or gains from "discontinuation of operations" accounting treatment (whether or not includable as a separate item in the statement of such Consolidated Net Income for such period), (c) income tax benefits, (d) other non-cash income, all as determined on a consolidated basis, (e) the amount of Restricted Payments made by the Borrower to Holdings to pay corporate selling, general and administrative expenses paid during such period (whether or not includable as a separate item in the statement of such Consolidated Net Income for such period), and (f) any non-cash income which was included in Consolidated Net Income for such period as a result of GAAP "straight-lining" pertaining to tenant leases; provided that, for purposes of calculating Consolidated Cash EBITDA for any period, the Consolidated Cash EBITDA of any Person or Property Disposed of by the Borrower or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period). It is understood and agreed that Consolidated Cash EBITDA shall be calculated substantially as set forth on Schedule 1.1C.

          "Consolidated Cash Interest Expense": for any period, total net cash interest expense of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

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                                                                               7

          "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated Cash EBITDA for such period to (b) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) provision for cash income taxes made by Holdings, the Borrower or any of its Subsidiaries on a consolidated basis in respect of such period, (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans) and (d) Capital Expenditures for such period other than any amounts used to build Towers or acquire any Qualified Tower Portfolio.

          "Consolidated Interest Expense": for any period, total net interest expense (including any interest payable hereunder as a PIK Term Loan) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with
     GAAP).

          "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary; provided, that Consolidated Net Income shall include income from Excluded Entities only to the extent that such income is actually received by the Borrower and its Subsidiaries in cash.

          "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Conversion Date" means the Original Conversion Date, unless the Borrower exercises the option to extend the Original Conversion Date in accordance with

     Section 2.22(b), in which case the Conversion Date shall be the date indicated as such in the Notice of Extension of Conversion Date.

          "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Derivatives Counterparty": as defined in Section 6.6.

          "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Disqualified Lender": any Lender which is a Disqualified Party.

          "Disqualified Party": any Person which beneficially owns Senior Discount Notes or Senior Notes or any Affiliate of such Person (excluding General Electric Capital Corporation and Oak Hill Advisors, Inc. and their respective Affiliates).

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

          "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority or other Governmental Authority having jurisdiction over the Borrower, any Subsidiary of the Borrower or any Tower, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

          "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization pursuant to any Environmental Law.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Reference Lender is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Loans": Loans (including PIK Term Loans) the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                 Eurodollar Base Rate
                       ----------------------------------------
                       1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Excluded Entities": SBA Brazil and SBA Netzwerk Services GmbH, a German corporation.

          "Excluded Foreign Subsidiaries": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

          "Existing Credit Agreement": the Credit Agreement, dated as of June 15, 2001 (as amended, supplemented or otherwise modified through the date hereof), among Holdings, the Borrower, the several lenders from time to time parties thereto, Lehman Brothers Inc. and Barclays Capital, as joint lead arrangers and bookrunners, Barclays Bank PLC, as syndication agent, and Lehman Commercial Paper Inc., as administrative agent.

          "FAA": the Federal Aviation Administration, and any successor agency of the United States Government exercising substantially equivalent powers.

          "Facility": each of (a) the Term Loan Commitments and the Term Loans made thereunder, the PIK Term Loans and the New Term Loans, if any (the "Term Loan Facility") and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

          "FCC": the Federal Communications Commission, and any successor agency of the United States Government exercising substantially equivalent powers.

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "First Closing": as defined in the AAT Purchase Agreement.

          "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

          "Funding Office": the office designated from time to time by the Administrative Agent, by written notice to the Borrower and the Lenders, as the Funding Office.

          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of
     Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 3.1(b).

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor on the Closing Date, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Holdings": SBA Communications Corporation, a Florida corporation.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance bonds and other obligations of a like nature incurred in the ordinary course of such Person's business), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through
     (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of
     Section 7(e) only, all obligations of such Person in respect of Hedge Agreements and (k) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

          "Indemnified Liabilities": as defined in Section 9.5.

          "Indemnitee": as defined in Section 9.5.

          "Initial Lenders": a collective reference to each of the Lenders named on Schedule 1.1A on the Closing Date or any of their respective Affiliates or Related Funds which holds any Commitments or Loans.

          "Initial Mortgage Requirement Satisfaction Date": the date on which the Borrower shall have executed and delivered first priority Mortgages covering Towers which during the fiscal quarter ended March 31, 2003 contributed at least 80% of Total Tower Revenue, which date shall occur no later than July 31, 2003.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Base Rate Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

          "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding

     Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period in respect of Term Loans that would otherwise extend beyond the applicable final maturity date therefor shall end on such final maturity date;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Investments": as defined in Section 6.8.

          "Lenders": as defined in the preamble hereto.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan": any loan made by any Lender pursuant to this Agreement.

          "Loan Documents": this Agreement, the Security Documents and the
     Notes.

          "Loan Parties": Holdings, the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

          "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of Loans outstanding plus the aggregate amount of undrawn Commitments then in effect under such Facility.

          "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder, provided that, the determination of a Material Adverse Effect shall exclude the effects of (x) the AAT Asset Sale and (y) the sale or termination of the Services Business.

          "Material Environmental Loss": the collective reference to the following items arising out of any Environmental Law or any liabilities or obligations with respect to any Materials of Environmental Concern that either (i) exceed $1,000,000 individually, or $5,000,000 in the aggregate, or (ii) would have a Material Adverse Effect: (a) any costs to the Borrower and/or any of its Subsidiaries relating to investigative, removal, remedial or other response activities, compliance costs, compensatory damages, natural resource damages, punitive damages, fines, penalties and any associated engineering, legal and other professional fees (including without limitation, costs of defending or asserting any claim) in connection with any of the foregoing and (b) any other losses to the Borrower and/or its Subsidiaries; provided that any amounts expended for environmental site assessments pursuant to customary due diligence conducted in connection with the acquisition of towers and/or tower sites shall be excluded from the calculation of any Material Environmental Loss.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, molds, pollutants, contaminants, radioactivity, radiofrequency radiation or any other radiation associated with or allegedly associated with the telecommunications business, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

          "Maturity Date": December 31, 2007.

          "Mortgage Requirement": the requirement that there shall have been executed, and delivered to the appropriate recording offices (and maintain thereafter), (a) on the Closing Date, first priority Mortgages covering Towers which during the fiscal quarter ended March 31, 2003 contributed at least 34% of Total Tower Revenue, (b) on May 31, first priority Mortgages covering Towers which during the fiscal quarter ended March 31, 2003 contributed at least 50% of Total Tower Revenue, (c) on June 30, 2003, first priority Mortgages covering Towers which during the quarter ended March 31, 2003 contributed at least 65% of Total Tower Revenue, (d) on July 31, 2003, first priority Mortgages covering Towers which during the fiscal quarter ended March 31, 2003 contributed at least 80% of Total Tower Revenue and (e) within 60 days after the end of each fiscal quarter beginning with the quarter ended December 31, 2003, first priority Mortgages covering Towers which during such fiscal quarter most recently ended contributed at least 80% of Total Tower Revenue (all of the foregoing to be accomplished pursuant to the procedures set forth in Annex A), provided that, the determination of Total Tower Revenue and the Towers to be mortgaged pursuant to Sections 4.1(a)(iii) and 5.12 shall exclude Towers sold or to be sold pursuant to the AAT Asset Purchase Agreement and described on Schedule 5.1(f)(i)(A) thereto and any Replacement Assets, but excluding any Replaced Asset (as each term is defined in the AAT Purchase Agreement), in each case, with respect to any such Tower, until the date that is the earlier of (i) the date it has been determined that such Tower shall not be sold pursuant to the AAT Purchase Agreement and (ii) October 1, 2003.

          "Mortgaged Properties": the real properties upon which the Administrative Agent for the benefit of the Lenders has been or shall be granted a Lien pursuant to the Mortgages, including the real property set forth on Schedule 1.1B.

          "Mortgages": each of the mortgages, deeds to secure debt and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, with respect to any fee or leasehold interest in any real property or fixtures constituting or consisting of Tower sites or Towers, substantially in the form of Exhibit H-1, or, with respect to any fee interest in real property other than Tower sites or Towers, substantially in the form of Exhibit H-2 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage, deed to secure debt or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses (including commissions, transfer taxes and other customary expenses) actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses (including commissions, transfer taxes and other customary expenses) actually incurred in connection therewith.

          "New Term Loans": as defined in Section 2.22(a).

          "Non-Excluded Taxes": as defined in Section 2.18(a).

          "Non-U.S. Lender": as defined in Section 2.18(d).

          "Notes": the collective reference to any promissory note evidencing Loans.

          "Notice of Extension of Conversion Date": the notice delivered by the Borrower to the Administrative Agent pursuant to Section 2.22(b).

          "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements, any Affiliate of any Person that is or was Lender at the time such Specified Hedge Agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

          "Original Conversion Date": the date that is the earlier of (i) December 31, 2003 and (ii) the date that is 30 days after the final Closing (as defined in the AAT Purchase Agreement) to occur under the AAT Purchase Agreement.

          "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant": as defined in Section 9.6(b).

          "Payment Office": the office designated from time to time by the Administrative Agent, by written notice to the Borrower, as the Payment Office.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PIK Rate": a rate per annum equal to 3.50%.

          "PIK Term Loans": the Term Loans of each Lender made pursuant to
     Section 2.2(b).

          "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Preferred Stock Purchase Rights": rights issued by Holdings to holders of its common stock to purchase its Series E Junior Participating Preferred Stock, par value $.01 per share, as such rights may be amended from time to time.

          "Pro Forma Balance Sheet": as defined in Section 3.1(a).

          "Pro Forma Debt Service": for any period, the sum (without duplication) of (a) estimated Consolidated Interest Expense of the Borrower and its Subsidiaries for the immediately succeeding four consecutive fiscal quarters (assuming no change in interest rates applicable to variable rate Indebtedness and after giving effect to any scheduled repayments during such four fiscal quarters) plus (b) scheduled payments to be made during the immediately succeeding four consecutive fiscal quarters on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans other than payments of principal under this Agreement due on the Maturity Date).

          "Projections": as defined in Section 5.2(c).

          "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "Qualified Tower": a Tower which has (a) at least one tenant leasing space on such Tower and (b) positive cash flow for a period of not less than four consecutive fiscal quarters.

          "Qualified Tower Portfolio": with respect to any acquisition, either
     (i) a Tower or group of Towers which has (a) an average of at least one tenant leasing space on each Tower and (b) on the date of such acquisition, positive cash flow on an average basis for the most recent fiscal quarter of the seller ended on or prior to such date or acquisition or (ii) a corporation or any other entity engaged primarily in the business of owning, developing, constructing, managing, leasing and/or operating any Tower or group of Towers referred to in clause (i) and/or leasing space thereon to tenants.

          "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries which yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $1,000,000.

          "Reference Lender": Deutsche Bank Trust Co. Americas or any successor agreed upon by the Administrative Agent and the Borrower.

          "Register": as defined in Section 9.6(d).

          "Regulation U": Regulation U of the Board as in effect from time to time.

          "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.10(c) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event": any Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Recovery Event to acquire assets useful in its business or make capitalized repairs and improvements with respect to such assets.

          "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business or make capitalized repairs and improvements with respect to such assets.

          "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 365 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business or make capitalized repairs and improvements with respect to such assets with all or any portion of the relevant Reinvestment Deferred Amount.

          "Related Fund": with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such advisor.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the 30 day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.(S) 4043.

          "Required Initial Lenders": at any time, all of the Initial Lenders holding a Loan or a Revolving Credit Commitment at such time.

          "Required Lenders": at any time: (a) during any period when the Initial Lenders hold 66 2/3% or more of the Aggregate Facility Amount, the holders of more than 66 2/3% of the Aggregate Facility Amount, provided that, each vote of the Required Lenders pursuant to this clause (a) shall require the affirmative consent of each of the Initial Lenders and (b) during any period when the Initial Lenders hold less than 66 2/3% of the

     Aggregate Facility Amount, the holders of more than 50% of the Aggregate Facility Amount.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Officer": the chief executive officer, president, chief financial officer, chief accounting officer or vice president of investor relations and/or capital markets of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower or, during the period beginning on the Closing Date and ending 180 days thereafter, the chief executive officer of the Borrower.

          "Restricted Payments": as defined in Section 6.6.

          "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans, in an aggregate principal not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Total Revolving Credit Commitments is $100,000,000.

          "Revolving Credit Commitment Period": the period from and including the Closing Date to the Conversion Date.

          "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

          "Revolving Credit Loans": as defined in Section 2.4.

          "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the aggregate amount of the Revolving Extensions of Credit then outstanding).

          "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding.

          "SBA Brazil": SBA Telecommunicacoes do Brasil, LTDA, a company organized under the laws of Brazil.

          "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

          "Second Closing": as defined in the AAT Purchase Agreement.

          "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Seller Subsidiaries": SBA Properties, Inc., SBA Properties Louisiana LLC and SBA Towers, Inc. and each other Subsidiary of the Borrower that sells any Towers pursuant to the AAT Purchase Agreement.

          "Senior Discount Notes": the 12% Senior Discount Notes of Holdings due 2008 in the initial aggregate face amount of $269,000,000 or any refinancing thereof, provided that, (x) the documents under which the Senior Discount Notes are refinanced shall have covenants not materially more restrictive than those applicable to the Indebtedness refinanced thereby, (y) no cash principal payment is due under such refinancing on or prior to June 30, 2008, and (z) the aggregate annual amount of cash payments of interest under such refinancing shall be less than or equal to the aggregate annual amount of cash payments of interest on the Indebtedness so refinanced.

          "Senior Notes": the 10.25% Senior Notes of Holdings due 2009 in the initial aggregate face amount of $500,000,000 or any refinancing thereof, provided that, (x) the documents under which the Senior Notes are refinanced shall have covenants not materially more restrictive than those applicable to the Indebtedness refinanced thereby, (y) no cash principal payment is due under such refinancing on or prior to June 30, 2008, and (z) the aggregate annual amount of cash payments of interest under such refinancing shall be less than or equal to the aggregate annual amount of cash payments of interest on the Indebtedness so refinanced.

          "Services Business": the site acquisition, site development and site construction businesses of the Borrower and its Subsidiaries.

          "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent": when used with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Hedge Agreement": any Hedge Agreement (a) entered into by
     (i) the Borrower or any of its Subsidiaries and (ii) any Lender or any Affiliate thereof, as counterparty and (b) which has been designated by such Lender and the Borrower, by notice to the Administrative Agent, as a Specified Hedge Agreement.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person (it being understood that an Excluded Entity shall not be a Subsidiary). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

          "Term Loans": the collective reference to (a) the Term Loans as defined in Section 2.1, (b) the New Term Loans and (c) the PIK Term Loans.

          "Term Loan Commitment": as to any Term Loan Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Term Loan Commitments is $95,000,000.

          "Term Loan Facility": as defined in the definition of "Facility" in this Section 1.1.

          "Term Loan Lender": the collective reference to (a) each Lender that has a Term Loan Commitment or is the holder of a Term Loan and (b) each Revolving Credit Lender that becomes a Term Loan Lender pursuant to Section 2.22(a).

          "Term Loan Percentage": as to any Term Loan Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments.

          "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

          "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

          "Total Tower Revenue": for any period, the Borrower's revenue from all Towers for such period minus any non-cash income which was included in revenue for such period as a result of GAAP "straight-lining" pertaining to tenant leases.

          "Tower": any wireless transmission tower, and related assets that are located on the site of such wireless transmission tower, owned by the Borrower or any of its Subsidiaries or leased by the Borrower or any of its Subsidiaries pursuant to a lease required to be classified and accounted for as a capital lease on a balance sheet of the Borrower and its Subsidiaries under GAAP (other than any Managed Assets (as defined in the AAT Purchase Agreement)).

          "Transferee": as defined in Section 9.14.

          "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

          "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

          1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   Section 2. AMOUNT AND TERMS OF COMMITMENTS

          2.1. Term Loan Commitments. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make term loans (each, a "Term Loan") to the

Borrower on the Closing Date in an aggregate amount not to exceed the amount of the Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11.

          2.2. Procedure for Term Loan Borrowing. (a) The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Borrowing Date) requesting that the Term Loan Lenders make the Term Loans on the proposed Borrowing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the proposed Borrowing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in like funds.

          (b) Each Lender shall be deemed to have made a PIK Term Loan, (i) with respect to the PIK Term Loans made pursuant to Section 2.7(a), on the last day of each March, June, September and December and on the Conversion Date and (ii) with respect to the PIK Term Loans made pursuant to Sections 2.13(a) and 2.13(b), on each Interest Payment Date, in each case, in the amounts and subject to provisions of such Sections. Each PIK Term Loan shall initially be a Base Rate Loan and may from time to time thereafter be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.11. It is understood and agreed that the PIK Term Loans shall accrue interest as set forth in Section 2.13 (including accreting substantially as set forth on Schedule 2.2(b), subject to the assumptions set forth therein).

          2.3. Repayment of Term Loans. (a) In the event that the Borrower has not delivered a Notice of Extension of Conversion Date, the Term Loan (other than any PIK Term Loans) of each Term Loan Lender shall mature in consecutive quarterly installments, commencing on March 31, 2004, each of which shall be in an amount equal to (a) such Lender's Term Loan Percentage multiplied by an amount equal to the aggregate amount of Term Loans (including New Term Loans, if any) outstanding on March 31, 2004 multiplied by (b) the percentage set forth below opposite such installment:

                          Percentage of
Quarterly Installment   Principal Amount
---------------------   ----------------

March 31, 2004                2.50%
June 30, 2004                 2.50%
September 30, 2004            2.50%
December 31, 2004             2.50%
March 31, 2005                3.75%
June 30, 2005                 3.75%
September 30, 2005            3.75%
December 31, 2005             3.75%
March 31, 2006                3.75%
June 30, 2006                 3.75%
September 30, 2006            3.75%
December 31, 2006             3.75%
March 31, 2007                5.00%
June 30, 2007                 5.00%
September 30, 2007            5.00%
December 31, 2007            45.00%

          (b) In the event that the Borrower has delivered a Notice of Extension of Conversion Date, the Term Loan (other than any PIK Term Loans) of each Term Loan Lender shall mature in consecutive quarterly installments, commencing on June 30, 2004, each of which shall be in an amount equal to (i) such Lender's Term Loan Percentage multiplied by an amount equal to the aggregate amount of Term Loans (including New Term Loans, if any) outstanding on June 30, 2004 multiplied by (ii) the percentage set forth below opposite such installment:

                          Percentage of
Quarterly Installment   Principal Amount
---------------------   ----------------

June 30, 2004                 3.33%
September 30, 2004            3.33%
December 31, 2004             3.34%
March 31, 2005                3.75%
June 30, 2005                 3.75%
September 30, 2005            3.75%
December 31, 2005             3.75%
March 31, 2006                3.75%
June 30, 2006                 3.75%
September 30, 2006            3.75%
December 31, 2006             3.75%
March 31, 2007                5.00%
June 30, 2007                 5.00%
September 30, 2007            5.00%
December 31, 2007            45.00%

          (c) The PIK Term Loans shall mature on the Maturity Date.

          2.4. Revolving Credit Commitments. Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11.

          2.5. Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. The Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to
(x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,500,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders in like funds as received by the Administrative Agent.

          2.6. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender (i) the principal amount of each Term Loan (other than PIK Term Loans) of such Lender in installments according to the applicable amortization schedule set forth in Section 2.3 and (ii) the principal amount of each PIK Term Loan of such Lender as set forth in Section 2.3(c) (or, in each case, such earlier date on which the Loans become due and payable pursuant to
Section 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each

Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans or Revolving Credit Loans of such Lender, substantially in the forms of Exhibit F-1 or F-2, respectively, with appropriate insertions as to date and principal amount.

          2.7. Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September, December and on the Conversion Date, as the case may be, commencing on the first of such dates to occur after the date hereof, provided that, the portion commitment fee payable to each Revolving Credit Lender based on the PIK Rate shall be deemed to be a PIK Term Loan made by such Lender to the Borrower pursuant to Section 2.2(b) on each date that the commitment fee is payable hereunder.

          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

          2.8. Optional Termination or Reduction of Revolving Credit Commitments. (a) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

          (b) The Borrower shall pay a fee in connection with each reduction of the Revolving Credit Commitments under this Section in an amount equal to the percentage set forth below, if reduced during the twelve-month period beginning on May 9 of the years indicated below, multiplied by the amount of such reduction:

Year                                               Percentage
----                                               ----------
2003............................................      4.0%
2004............................................      3.0%
2005............................................      2.0%
2006............................................      1.0%
2007............................................      0.0%

          2.9. Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Loans) set forth below, if redeemed during the twelve-month period beginning on May 9 of the years indicated below:

Year                                               Percentage
----                                               ----------
2003............................................      104%
2004............................................      103%
2005............................................      102%
2006............................................      101%
2007 ...........................................      100%

; provided that, optional prepayments of Revolving Credit Loans without a corresponding permanent reduction of the Revolving Credit Commitments may be made at any time and from time to time without premium or penalty at a redemption price equal to 100% of the Revolving Credit Loans to be prepaid prior to the Conversion Date. The Borrower shall deliver irrevocable notice to the Administrative Agent of any prepayment pursuant to this Section 2.9 at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Optional partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

          2.10. Mandatory Prepayments and Commitment Reductions. (a) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, such Net Cash Proceeds shall be applied on or prior to the 30th day after such date toward the prepayment of the Term Loans and the permanent reduction of the Revolving Credit Commitments in accordance with Sections 2.10(e) and 2.16.

          (b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Recovery Event then, unless a Reinvestment Notice shall be delivered in respect of such Recovery Event, such Net Cash Proceeds shall be applied on or prior to the 30th day after such date toward the prepayment of the Term Loans and the permanent reduction of the Revolving Credit Commitments in accordance with Sections 2.10(e) and 2.16; provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments in accordance with Sections 2.10(e) and 2.16.

          (c) If on any date, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Disposition pursuant to Section 6.5(h), (j) or (k), then, such Net Cash Proceeds shall be applied, if such Net Cash Proceeds are received by the Borrower or its Subsidiaries prior to the Conversion Date, on such date toward the prepayment of the outstanding Revolving Credit Loans without a corresponding reduction of the Revolving Credit Commitments in accordance with Section 2.16.

          (d) If any Capital Stock or Indebtedness shall be issued or incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 6.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the permanent reduction of the Revolving Credit Commitments as set forth in Sections 2.10(e) and 2.16.

          (e) Amounts required by this Section to be applied to the prepayment of the Term Loans and the permanent reduction of the Revolving Credit Commitments shall be applied first, to the prepayment of the Term Loans and, second, to reduce permanently the Revolving Credit Commitments. Any such permanent reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced. Each (x) prepayment of the Loans under this Section shall be at the redemption prices set forth below and (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid and (y) reduction of Revolving Credit Commitments shall be at the redemption prices (expressed as percentages of the principal amount of the Loans or Revolving Credit Commitments, as the case may be) set forth below, if prepaid or reduced during the twelve-month period beginning on May 9 of the years indicated below:

Year                                               Percentage
----                                               ----------
2003............................................      104%
2004............................................      103%
2005............................................      102%
2006............................................      101%
2007............................................      100%

; provided that, it is understood and agreed that the redemption prices above shall apply to mandatory prepayments of Revolving Credit Loans to the extent required in connection with a reduction of the Revolving Credit Commitments pursuant to this paragraph (e).

          (f) (i) Notwithstanding anything to the contrary in Section 2.10(e) or 2.16, with respect to the amount of any mandatory prepayment described in
Section 2.10 that is allocated to the Term Loans of any Lender (such amounts, the "Prepayment Amount"), the Borrower will, in lieu of applying such amount to the prepayment of Term Loans as provided in paragraph (e) above, on the date specified in Section 2.10 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Term Loan Lender a notice (each, a "Prepayment Option Notice") as described below.

          (ii) As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Term Loan Lender a Prepayment Option Notice, which shall be in the form of Exhibit J, and shall include an offer by the Borrower to prepay on the date (each a "Mandatory Prepayment Date") that is ten Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Term Loans.

          (iii) In the event that any of the Term Loan Lenders (each, a "Declining Term Loan Lender") is not willing to accept all or a portion of its Prepayment Amount on the Mandatory Prepayment Date, such Declining Term Loan Lender shall notify the Administrative Agent in writing of the portion of its Prepayment Amount that it is not willing to accept no later than three Business Days after the date of the Prepayment Option Notice, provided that, if a Term Loan Lender has not notified the Administrative Agent of its intent to decline all or a portion of its Prepayment Amount, such Lender shall be deemed to have accepted its entire Prepayment Amount.

          (iv) The Administrative Agent shall then promptly distribute to each Term Loan Lender a revised Prepayment Option Notice including a pro rata portion of the Prepayment Amount (the "Revised Prepayment Amount") declined by the Declining Term Loan Lenders. In the event that any Term Loan Lender does not wish to accept all or a portion of the Revised Prepayment Amount, such Declining Term Loan Lender shall notify the Administrative Agent in writing of the portion of its Revised Prepayment Amount that it is not willing to accept no later than three Business Days after the date of the revised Prepayment Option Notice, provided that, if a Term Loan Lender has not notified the Administrative Agent of its intent to decline all or a portion of its Revised Prepayment Amount, such Lender shall be deemed to have accepted its entire Revised Prepayment Amount.

          (v) In the event that any portion of the Prepayment Amount has been declined by the Term Loan Lenders pursuant to clause (iv) above prior to the Conversion Date, such amount shall be applied to the reduction of the Revolving Credit Commitments in accordance with Section 2.10(g).

          (vi) On the Mandatory Prepayment Date, (x) the Borrower shall pay to the relevant Term Loan Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted prepayment as described above and (y) the Borrower shall be entitled to retain the remaining portion of the Prepayment Amount not accepted by the relevant Lenders or applied pursuant to Section 2.10(g) below.

          (g) (i) Notwithstanding anything to the contrary in Section 2.10(e) or 2.16, with respect to the amount of any mandatory prepayment described in
Section 2.10 that is allocated to reduce the Revolving Credit Commitment of any Lender (such amounts, the "Reduction Amount"), the Borrower will, in lieu of applying such amount to the reduction of the Revolving Credit Commitments as provided in paragraph (e) above, on the date specified in Section 2.10 for such reduction, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Revolving Credit Lender a notice (each, a "Reduction Option Notice") as described below.

          (ii) As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Revolving Credit Lender a Reduction Option Notice, which shall be in the form of Exhibit K, and shall include an offer by the Borrower to reduce on the Mandatory Prepayment Date that is ten Business Days after the date of the Reduction Option Notice, the relevant Revolving Credit Commitment of such Lender by an amount equal to the portion of the Reduction Amount indicated in such Lender's Reduction Option Notice as being applicable to such Lender's Revolving Credit Commitment.

          (iii) In the event that any of the Revolving Credit Lenders (each, a "Declining Revolving Credit Lender") is not willing to accept all or a portion of its Reduction Amount on the Mandatory Prepayment Date, such Declining Revolving Credit Lender shall notify the Administrative Agent in writing of the portion of its Reduction Amount that it is not willing to accept no later than three Business Days after the date of the Reduction Option Notice, provided that, if a Revolving Credit Lender has not notified the Administrative Agent of its intent to decline all or a portion of its Reduction Amount, such Lender shall be deemed to have accepted its entire Reduction Amount.

          (iv) The Administrative Agent shall then promptly distribute to each Revolving Credit Lender a revised Reduction Option Notice including a pro rata portion of the Reduction Amount (the "Revised Reduction Amount") declined by the Declining Revolving Credit Lenders. In the event that any Revolving Credit Lender does not wish to accept all or a portion of its Revised Reduction Amount, such Declining Revolving Credit Lender shall notify the Administrative Agent in writing of the portion of its Revised Reduction Amount that it is not willing to accept no later than three Business Days after the date of the revised Reduction Option Notice, provided that, if a Revolving Credit Lender has not notified the Administrative Agent of its intent to decline all or a portion of its Revised Reduction Amount, such Lender shall be deemed to have accepted its entire Revised Reduction Amount.

          (v) In the event that any Prepayment Amounts are declined by the Term Loan Lenders pursuant to Section 2.10(f)(iv), the Administrative Agent shall then promptly distribute a Reduction Option Notice with respect to such declined Prepayment Amounts to each Revolving Credit Lender which notice shall constitute an offer by the Borrower to reduce such Lender's Revolving Credit Commitment by the portion of the Prepayment Amount indicated in such Lender's Reduction Option Notice as being applicable to such Lender. In the event that any Revolving Credit Lender is not willing to accept a reduction of its Revolving Credit Commitment pursuant to this clause (v), it shall notify the Administrative Agent in writing of the portion of the Prepayment Amount it is not willing to accept no later than two Business Days after the date of the Reduction Option Notice delivered pursuant to this clause (v).

          (vi) On the Mandatory Prepayment Date, (x) the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by the amount of the Reduction Amount and Prepayment Amount accepted by such Revolving Credit Lender pursuant to this Section 2.10(g), (y) the Borrower shall pay to the relevant Revolving Credit Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Revolving Credit Loans in respect of which such Lenders have accepted prepayment as described above in accordance with Section 2.10(e) and (z) the Borrower shall be entitled to retain the remaining portion of the Reduction Amount and Prepayment Amount not accepted by the relevant Lenders.

          2.11. Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the

Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility; and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.12. Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $2,500,000 or a whole multiple of $500,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

          2.13. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin plus the PIK Rate, provided that, subject to Section 2.13(e), interest accruing and payable to each Lender based on the PIK Rate shall be deemed to be a term loan (a "PIK Term Loan") made by such Lender to the Borrower on each Interest Payment Date pursuant to Section 2.2(b) in an amount equal to the PIK Rate multiplied by the outstanding Eurodollar Loans of such Lender.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus the PIK Rate, provided that, subject to Section 2.13(e), interest accruing and payable to each Lender based on the PIK Rate shall be deemed to be a PIK Term Loan made by such Lender to the Borrower on each Interest Payment Date pursuant to Section 2.2(b) in an amount equal to the PIK Rate multiplied by the outstanding Base Rate Loans of such Lender.

          (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum that is equal to in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (ii) if all or a portion of any interest payable on any Loan or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

          (e) Upon the occurrence and during the continuation of an Event of Default, interest payable on each Loan based on the PIK Rate after such occurrence and during such continuation shall be payable in cash on each Interest Payment Date.

          2.14. Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).

          2.15. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          2.16. Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Loans, each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

          (b) Each payment (including each prepayment) by the Borrower on account of principal and interest on the Term Loans shall be allocated among the Term Loan Lenders pro rata based on the outstanding principal amounts of the Term Loans then held by the Term Loan Lenders (except as otherwise provided in Section 2.10(e)), and shall be applied to the installments of the Term Loans pro rata based on the remaining outstanding principal amounts of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be allocated among the Revolving Credit Lenders pro rata based on the outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

          (d) The application of any payment of Loans under any Facility (including mandatory prepayments but excluding optional prepayments) shall be made, first, to Base Rate Loans under such Facility and, second, to Eurodollar Loans under such Facility. The application of optional prepayments shall be as directed by the Borrower. Each payment of the Loans (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

          (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

          (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.17. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.18 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date on which such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date on which such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

          2.18. Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any

Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) or of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.18(a).

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) Each Lender (or Transferee) that is not a U.S. Person as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8EC1, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date

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                                                                              38

it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          2.19. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.20. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue

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                                                                              39

Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.

          2.21. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17, 2.18(a) or
2.20 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.17, 2.18(a) or 2.20.

          2.22. Conversion of Revolving Credit Loans. On the Conversion Date, an amount equal to the Revolving Credit Loans outstanding on such date shall be automatically converted into Term Loans (the "New Term Loans") and the Revolving Credit Commitments shall automatically terminate. Upon the conversion of the Revolving Credit Loans into New Term Loans hereunder, such New Term Loans shall constitute Term Loans for all purposes of this Agreement and each Revolving Credit Lender shall automatically become a Term Loan Lender hereunder.

          (b) The Borrower may request that the Conversion Date be extended by delivering to the Administrative Agent a written notice (which notice must be received by the Administrative Agent at least five Business Days prior to the Original Conversion Date) specifying the date to which the Conversion Date shall be extended, which date shall be no later than the earlier of (x) June 30, 2004 and (y) the date that is six months after the Original Conversion Date.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

          3.1. Financial Condition. (a) The unaudited pro forma consolidated balance sheet of Holdings, the Borrower and its consolidated Subsidiaries as at March 31, 2003 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of the proceeds thereof described in
Section 3.16 and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of Holdings, the Borrower and its consolidated Subsidiaries as at March 31, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of Holdings and its Subsidiaries as at (x) December 31, 2002 and the related statements of income and of cash flows for the fiscal year ended December 31, 2002, reported on by Ernst & Young LLP and (y) December 31, 2001 and the related statements of income and of cash flows for the two fiscal years ended December 31, 2001, reported on by and accompanied by an unqualified report from Arthur Andersen LLP, in each case, present fairly in all material respects the consolidated financial condition of Holdings and its Subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended, provided that, it is understood and agreed that (i) the financial statements for the fiscal year ending December 31, 2002 are accompanied by a report with a "going concern" qualification from Ernst & Young LLP and (ii) Ernst & Young LLP will re-audit the financial statements for the fiscal year ending December 31, 2001 referred to in clause (x) above in connection with "discontinuation of operations" accounting treatment related to the AAT Asset Sale. The unaudited consolidated balance sheet of Holdings and its Subsidiaries and of the Borrower and its Subsidiaries as at March 31, 2003, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of Holdings and its Subsidiaries and of the Borrower and its Subsidiaries, as the case may be, as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from March 31, 2003 to and including the date hereof there has been no Disposition by the Borrower of any material part of its business or Property.

          3.2. No Change. Since December 31, 2002 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          3.3. Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.4. Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in
Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 3.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries except (x) as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (y) for such Contractual Obligations pursuant to which the Administrative Agent is required to execute and deliver a non-disturbance agreement and (b) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          3.6. No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          3.7. No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8. Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, a valid leasehold interest in, or an easement, license or permit to occupy, all its real property, and good title to, a valid leasehold interest in, or an easement, license or permit to occupy, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 6.3.

          3.9. Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

          3.10. Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) except for state and local tax returns relating to taxes in an aggregate amount not exceeding $500,000 at any one time; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          3.11. Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

          3.12. Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

          3.13. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          3.14. Investment Company Act; Other Regulations. No Loan Party is an "investment company," or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

          3.15. Subsidiaries. (a) The Subsidiaries listed on Schedule 3.15 constitute all the Subsidiaries of the Borrower as of the Closing Date. Schedule
3.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party.

          (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary.

          3.16. Use of Proceeds. The proceeds of the Loans made on the Closing Date shall be used to refinance the Existing Credit Agreement. The proceeds of the Loans made after the Closing Date shall be used to finance (i) the acquisition of Qualified Tower Portfolios and construction of Towers permitted by Section 6.7(b), (ii) to make Restricted Payments to Holdings permitted by
Section 6.6 and (iii) other working capital needs and general corporate purposes of the Borrower and its Subsidiaries.

          3.17. Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Environmental Loss:

          (a) the Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

          (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

          (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened; and to the knowledge of the Borrower or any of its Subsidiaries, there are no judicial, administrative, or arbitral proceedings under or relating to any Environmental Law pending or threatened against any Person, other than the Borrower or any of its Subsidiaries, that could reasonably be expected to affect the Borrower or any of its Subsidiaries.

          (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

          (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

          (f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

          3.18. Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other written document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact actually known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          3.19. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, stock certificates representing such Pledged Stock having been delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, financing statements in appropriate form having been filed in the offices specified on Schedule 3.19(a) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement having been duly completed, the Guarantee and Collateral Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.3). Notwithstanding the foregoing, it is understood that fixture filings are not being made in respect of Tower locations which are not Mortgaged Properties.

          (b) Each of the Mortgages executed and delivered after the Closing Date will be when so executed and delivered, effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when such Mortgages are recorded in the appropriate recording office, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person.

          3.20. Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

          3.21. Real Property Leases. The present and contemplated use of the real property owned or leased by the Borrower or any of its Subsidiaries for the operation of Towers is in compliance in all material respects with all applicable zoning ordinances and regulations and other laws and regulations where failure so to comply would result, or create reasonable risk of resulting, in a Material Adverse Effect. Each lease pursuant to which the Borrower or any of its Subsidiaries, as lessee, acquired rights in real property upon which any Tower is situated is in full force and effect, the Borrower or such Subsidiary has all rights of the lessee thereunder, there has been no default in the performance of any of its terms or conditions by the Borrower or any such Subsidiary nor (to the best of the Borrower's knowledge) any other party thereto, and no claims of default have been asserted with respect thereto where such default would result, or create a reasonable risk of resulting, in a Material Adverse Effect.

          3.22. FCC and FAA Matters; State Regulatory Compliance. (a) The Borrower (i) has duly and timely filed all material reports, registrations and other material filings, if any, which are required to be filed by it or any of its Subsidiaries under the Communications Act or any other applicable law, rule or regulation of any Governmental Authority, including the FCC and the FAA, the non-filing of which would not result, or be reasonably likely to result, in a Material Adverse Effect and (ii) is in compliance with all such laws, rules, regulations and ordinances, including those promulgated by the FCC and the FAA, to the extent the non-compliance with which would result, or be reasonably likely to result, in a Material Adverse Effect. All information provided by or on behalf of the Borrower or any Affiliate in any material filing, if any, with the FCC and the FAA relating to the business of the Borrower and its Subsidiaries was, to the knowledge of such Person at the time of filing, complete and correct in all material respects when made, and the FCC and the FAA have been notified of any substantial or significant changes in such information as may be required in accordance with applicable Requirements of Law.

          (b) The Borrower and its Subsidiaries have all permits, certificates, licenses, tariff approvals and other authorizations from all state and federal Governmental Authorities required to conduct their current business except for such permits, certificates, licenses, tariff approvals and other authorizations as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c) The Borrower has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any state or federal Governmental Authority, or of any other proceedings of or before any state or federal Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

          3.23. "Build to Suit" Obligations. On the Closing Date, the Borrower and its Subsidiaries do not have any "build to suit" obligations except for 15 Towers to be built pursuant to contracts in existence on the date hereof.

                         SECTION 4. CONDITIONS PRECEDENT

          4.1. Conditions to Initial Extension of Credit. The occurrence of the Closing Date, and the agreement of each Lender to make the initial extension of credit requested to be made by it on the Closing Date, are subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and each Subsidiary Guarantor, (iii) a Mortgage covering Mortgaged Properties described in Schedule 1.1B necessary to satisfy the Mortgage Requirement on the Closing Date, executed and delivered by a duly authorized officer of each party thereto, and (iv) for the account of each relevant Lender that has requested a Note, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

          (b) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet and (ii) the consolidated financial statements of Holdings and the Borrower described in Section 3.1.

          (c) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary or, in the discretion of the Administrative Agent, advisable in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, except for such approvals as could not reasonably be expected to have a Material Adverse Effect.

          (d) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of AAT Purchase Agreement and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any of the Loan Parties may be a party.

          (e) Fees. The Lenders, the Arranger and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Closing Date.

          (f) Business Plan. The Lenders shall have received a reasonably satisfactory business plan for fiscal years 2003-2007 and a reasonably satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through fiscal year 2007.

          (g) Solvency Analysis. The Lenders shall have received a reasonably satisfactory solvency certificate of the chief financial officer of the Borrower or other senior executive officer of the Borrower satisfactory to the Lenders which shall document the solvency of the Borrower and its Subsidiaries considered as a whole after giving effect to the transactions contemplated hereby.

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                                                                              48

          (h) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by Section 6.3 or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

          (i) Environmental Reports. The Administrative Agent shall have received, with a copy for each Lender, all environmental reports specified by the Administrative Agent regarding environmental matters relating to the Borrower and/or any of its Subsidiaries. Such reports shall be prepared by an environmental consultant acceptable to the Administrative Agent and shall be satisfactory in form, scope and substance to the Lenders.

          (j) Closing Certificate; Certified Certificate of Incorporation; Good Standing. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

          (k) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Gunster, Yoakley & Stewart, P.A., counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (l) Pledged Stock; Stock Power; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, including the Capital Stock of the Borrower, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

          (m) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.3), shall be in proper form for filing, registration or recordation.

          (n) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.5 below and Section
     5.3 of the Guarantee and Collateral Agreement.

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                                                                              49

          (o) AAT Initial Asset Sale. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

               (i) the First Closing of the AAT Initial Asset Sale shall have been consummated pursuant to the AAT Purchase Agreement;

               (ii) the Borrower shall have received at least $145,000,000 in gross cash proceeds from the AAT Initial Asset Sale; and

               (iii) the Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the AAT Initial Asset Sale shall not exceed $5,000,000.

          (p) Existing Credit Agreement. (i) The Administrative Agent shall have received satisfactory evidence that the Existing Credit Agreement shall have been terminated and all amounts thereunder shall have been paid in full and (ii) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.

          (q) Absence of Material Adverse Change. The Lenders shall be satisfied that there shall not have been any disruption or material adverse change in the markets in which the Borrower and its Subsidiaries operates that would have a material adverse effect on the financial condition Holdings, the Borrower and its Subsidiaries, individually or taken as a whole.

          (r) Due Diligence Investigation. Each of the Lenders shall have completed a satisfactory legal due diligence investigation of the Borrower and its Subsidiaries.

          (s) Mortgage Requirement. The Administrative Agent shall have received satisfactory legal opinions, certificates and other documents referred to in Annex A with respect to the Mortgaged Properties mortgaged on the Closing Date.

          4.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date except for such representations and warranties expressly stated to be made as of a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

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                                                                              50

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

          5.1. Financial Statements. Furnish to the Administrative Agent (and the Administrative Agent shall furnish to each Lender):

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and unaudited consolidating balance sheets of the Borrower and its consolidated Subsidiaries, in each case as at the end of such year and the related audited consolidated and unaudited consolidating statements of income and related audited consolidated statements of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on, in the case of such audited financial statements, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, (i) the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries, in each case as at the end of such quarter, (ii) the related unaudited consolidated statements of income for such quarter and the portion of the fiscal year through the end of such quarter, (iii) the related unaudited consolidating statements of income for the portion of the fiscal year through the end of such quarter and (iv) related unaudited consolidated statements of cash flows for such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          5.2. Certificates; Other Information. Furnish to the Administrative Agent (and the Administrative Agent shall furnish to each Lender) or, in the case of clause (g), to the relevant Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on

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                                                                              51

     such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default in respect of the financial covenants contained in Section 6.1, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, including a detailed report of (x) Capital Expenditures made during such period specifying amounts for maintenance and other types of Capital Expenditures, (y) Investments made pursuant to Section 6.8(f) and (z) Restricted Payments made by the Borrower to Holdings and a description of Holdings' use thereof;

          (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, (x) a detailed model for the period beginning with such fiscal year through and including 2007 in form and substance reasonably satisfactory to the Administrative Agent (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect and (y) an annual tax analysis for such fiscal year in form and substance reasonably satisfactory to the Administrative Agent;

          (d) not later than ten Business Days prior to any proposed acquisition of any new Qualified Tower Portfolios (including real property sites for Towers), written notice of such proposed acquisition if the proposed cost exceeds $10,000,000 for any acquisition or series of related acquisitions and the proposed cost and projected revenue thereof (whether or not the costs of such acquisition are to be funded by the Borrower from its own sources or from the proceeds of Revolving Credit Loans). Such notice shall specify a description and the locations of the new towers (including towers owned by a Qualified Tower Portfolio), the name and address of the owner or lessee, as appropriate, of the real property on which they are located and a memorandum summarizing the results of the due diligence review of such acquisition or series of related acquisitions (including, without limitation, a discussion of the capacity and contemplated use of such new towers) and such other documents or information owned or within the control of the Borrower and its Subsidiaries as the Required Lenders may reasonably require;

          (e) on each of May 31, 2003, June 30, 2003, July 31, 2003 and within 60 days after the end of each fiscal quarter thereafter, a certificate of a Responsible Officer demonstrating that the Borrower is in compliance with the Mortgage Requirement;

          (f) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower and Holdings may make to, or file with, the SEC; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          5.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

          5.4. Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate existence and
(ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.5. Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) Carry and maintain, at its own expense, at least the minimum insurance coverage set forth in this Section 5.5. The Borrower shall also carry and maintain any other insurance that the Administrative Agent may reasonably require from time to time. All insurance carried pursuant to this Section 5.5 shall be placed with such insurers having a minimum A.M. Best rating of A:X, and be in such form, with terms, conditions, limits and deductibles as shall be acceptable to the Administrative Agent.

          (i) All Risk Property Insurance. The Borrower shall maintain all risk property insurance covering against physical loss or damage, including but not limited to fire and extended coverage, collapse, flood and earth movement. Coverage shall be written on a replacement cost basis and shall contain an agreed amount endorsement reasonably satisfactory to the Administrative Agent waiving any coinsurance penalty;

          (ii) Business Interruption. As an extension of the insurance required under Section 5.5(b)(i), the Borrower shall maintain business interruption insurance, or such other similar coverage, covering extra expenses. Such insurance shall contain an agreed amount endorsement waiving any coinsurance penalty. The deductibles on this policy shall not be greater than 30 days;

          (iii) Comprehensive General Liability Insurance. The Borrower shall maintain comprehensive general liability insurance written on an occurrence basis with a limit of not less than $1,000,000. Such coverage shall include, but not be limited to, premises/operations, explosion, collapse, underground hazards, contractual liability, independent contractors, products/completed operations, property damage and personal injury liability. Such insurance shall not contain an exclusion for punitive or exemplary damages where insurable by law;

          (iv) Workers' Compensation/Employer's Liability. The Borrower shall maintain workers' compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of the Borrower while at work or in the scope of his employment with the Borrower and employer's liability in an amount not less than $1,000,000;

          (v) Automobile Liability. The Borrower shall maintain Automobile Liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000;

          (vi) Excess/Umbrella Liability. The Borrower shall maintain excess or umbrella liability insurance in an amount not less than $25,000,000 written on an occurrence basis providing coverage limits excess of the insurance limits required under Sections 5.5(b)(iii), (b)(iv) (with respect to employer's liability only), and (b)(v). Such insurance shall follow form the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates. Such insurance shall not contain an exclusion for punitive or exemplary damages where insurable by law.

          (c) Maintain or cause to be maintained on all of the Mortgaged Property located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount required by applicable law, but in no event less than the maximum limit of coverage available under the National Flood Insurance Reform Act of 1994, as amended (unless such flood insurance is unavailable based upon the nature of improvements located on such Mortgaged Property).

          (d) Ensure that each insurance policy carried and maintained in accordance with this Section 5.5 is endorsed as follows:

          (i) The Borrower or its Subsidiary, as applicable, shall be the named insured and the Administrative Agent shall be additional insured and sole loss payee with respect to policies described in Sections 5.5(b)(i) and
     (b)(ii). The Borrower or its Subsidiary, as applicable, shall be the named insured and the Administrative Agent shall be additional insured with respect to policies described in Sections 5.5(b)(iii), (b)(iv) (to the extent allowed by law), (b)(v), and (b)(vi). It shall be understood that any obligation imposed upon the Borrower or any of its Subsidiaries including but not limited to the obligation to pay premiums, shall be the sole obligation of the Borrower or such Subsidiary and not that of the Administrative Agent;

          (ii) with respect to the property policies described in Sections 5.5(b)(i) and (b)(ii), the interests of the Administrative Agent shall not be invalidated by any action or inaction of the Borrower or any of its Subsidiaries, or any other person, and shall insure the Administrative Agent regardless of any breach or violation by the Borrower or any of its Subsidiaries or any other person, of any warranties, declarations or conditions of such policies;

          (iii) inasmuch as the liability policies are written to cover more than one insured, all terms conditions, insuring agreements and endorsements, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured;

          (iv) the insurers thereunder shall waive all rights of subrogation against the Administrative Agent any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise;

          (v) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Administrative Agent with respect to their interests as such in the Equipment; and

          (vi) if such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any changes are initiated by the Borrower or any of its Subsidiaries or carrier which affect the interests of the Administrative Agent, such cancellation or change shall not be effective as to the Administrative Agent until 30 days, except for non-payment of premium which shall be ten days, after receipt by the Administrative Agent of written notice sent by registered mail from such insurer.

          (e) At each policy renewal, but not less than annually, provide to the Administrative Agent approved certification from each insurer or by an authorized representative of each insurer. Such certification shall identify the underwriters, the type of insurance, the limits, deductibles, and term thereof and shall specifically list the special provisions delineated in Section 5.5(d) above for such insurance required for this Section 5.5.

          (f) (i) Pay as they become due all premiums for such insurance, and
(ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver an opinion from the Borrower's independent insurance broker, acceptable to the Administrative Agent, stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then maintained by the Borrower is in accordance with this section. Furthermore, upon its first knowledge, such broker shall advise the Administrative Agent promptly in writing of any default in the payment of any premiums or any other act or omission, on the part of any person, which might invalidate or render unenforceable, in whole or in part, any insurance provided by the Borrower hereunder.

          (g) Promptly comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to the Borrower and its Subsidiaries or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. The

Borrower and its Subsidiaries shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Section.

          (h) If (x) the Mortgaged Property, or any part thereof, shall be destroyed or damaged and the cost to repair and restore such destruction or damage shall exceed $25,000 in the Borrower's commercially reasonable judgment or (y) any Tower shall be substantially destroyed, give immediate notice thereof to the Administrative Agent. All insurance proceeds shall be paid to the Administrative Agent to be applied to prepay the Loans pursuant to Section 2.10(a).

          (i) At the option of the Borrower, maintain insurance required under this Section 5.5 by means of one or more blanket insurance policies; provided, however, that (A) any such policy shall specify, or the Borrower shall furnish to the Administrative Agent a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Mortgaged Property and any sublimits in such blanket policy applicable to the Mortgaged Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by the Borrower as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

          (j) Make available to the Administrative Agent, upon reasonable advance notice, the insurance policies carried and maintained with respect to the obligations of the Borrower and its Subsidiaries under this Section 5.5. Upon request, the Borrower shall furnish the Administrative Agent with copies of all insurance policies, binders, and cover notes or other evidence of such insurance. Notwithstanding anything to the contrary herein, no provision of this
Section 5.5 or any provision of this Agreement shall impose on the Administrative Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower. The Administrative Agent, at its sole option, may obtain such insurance if not provided by the Borrower and in such event, the Borrower shall reimburse the Administrative Agent upon demand for the cost thereof together with interest.

          5.6. Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (such visits and inspections to be coordinated by the Lenders to the extent reasonably practicable) and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers of the Borrower and its Subsidiaries and with its independent certified public accountants; provided that if no Default or Event of Default has occurred, such visits shall be limited to once per fiscal quarter and such discussions shall be limited to once per week.

          5.7. Notices. Promptly give notice to the Administrative Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries beyond any period of grace provided in such Contractual Obligation or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought (other than injunctive relief related to a land development approval for a Tower);

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

          (e) the following events, as soon as possible and in any event within ten days after the Borrower knows or has reason to know thereof: (i) any development, event, or condition that, individually or in the aggregate with other related developments, events or conditions, could reasonably be expected to result in the Borrower and its Subsidiaries sustaining a Material Environmental Loss; (ii) any notice that any governmental authority may deny any application for a material Environmental Permit sought by, or revoke or refuse to renew any material Environmental Permit held by, the Borrower or any of its Subsidiaries; and (iii) any Governmental Authority has identified the Borrower or any of its Subsidiaries as a potentially responsible party under any Environmental Law for the cleanup of Materials of Environmental Concern at any location, whether or not owned, leased or operated by the Borrower or its Subsidiaries; and

          (f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

          5.8. Environmental Laws. (a) Comply in all material respects with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain any and all Environmental Permits required for any of their current or intended operations or for any property owned, leased or otherwise operated by any of them, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all Environmental Permits required of them by any applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and the SBA Environmental Analysis Policy and promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws.

          (c) Generate, use, treat, store, release, dispose of, and otherwise manage Materials of Environmental Concern in a manner that would not reasonably be expected to result in a material liability to the Borrower or any of its Subsidiaries or to materially affect any real property owned or leased by any of them; and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Materials of Environmental Concern in a manner that could reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, the Borrower or any of its Subsidiaries.

          5.9. Additional Collateral, etc. (a) With respect to any personal Property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any Property described in paragraph (b) or paragraph (c) of this Section, (y) any Property subject to a Lien expressly permitted by Section 6.3(g) and (z) Property acquired by an Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee or leasehold interest in any real property or fixtures constituting or consisting of Tower sites or Towers acquired or built after the Closing Date by the Borrower or any of its Subsidiaries (i) promptly execute and deliver a first priority Mortgage, substantially in the form of Exhibit H-1, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, if and to the extent required in order to cause the Mortgage Requirement to continue to be satisfied, (ii) if requested by the Administrative Agent, provide the Lenders with any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent or (iv) with respect to any fee interest, a

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                                                                              58

copy of the deed through which such parcel was acquired or, with respect to any leasehold interest, a copy of the lease through which such leasehold was acquired, together with evidence that such lease, or a memorandum of lease with respect thereto, has been recorded prior to such Mortgage, if required by the laws of the relevant state in order to obtain a leasehold mortgage of record in respect of such leasehold.

          (c) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $2,000,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any such real property on which a Tower or a Tower site is located or which is owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by
Section 6.3(g)), promptly (i) execute and deliver a first priority Mortgage substantially in the form of Exhibit H-2 in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries,
(ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (e) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral

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                                                                              59

Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          5.10. Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

          5.11. Maintenance of Separate Existence. Do all things necessary to continue to be readily distinguishable from Holdings and maintain its existence separate and apart from that of Holdings including, without limitation:

          (a) practicing and adhering to organizational formalities, such as maintaining appropriate books and records;

          (b) observing all organizational formalities in connection with all dealings between itself and Holdings;

          (c) observing all procedures required by its organizational documents and the laws of the state of its organization;

          (d) acting solely in its name and through its duly authorized officers or agents in the conduct of its businesses;

          (e) maintaining office space separate and apart from that of Holdings (even if such office space is subleased from or is on or near premises occupied by Holdings);

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                                                                              60

          (f) maintaining at least one director who is not and never was (x) a stockholder, member, partner, director, officer, employee, Affiliate, associate, creditor or independent contractor of Holdings or any of its associates, or (y) any person owning directly or beneficially any outstanding shares of common stock of Holdings or any of its Affiliates, or a stockholder, director, officer, employee, Affiliate, associate, creditor or independent contractor of such beneficial owner or any of such beneficial owner's Affiliates or associates, or (z) a member of the immediate family of any person described above;

          (g) maintaining its deposit and other bank accounts and all of its assets separate from those of Holdings;

          (h) maintaining its financial records separate and apart from those of Holdings;

          (i) not suggesting in any way, within its financial statements, that its assets are available to pay the claims of creditors of Holdings;

          (j) owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business;

          (k) ensuring that the responsible officers of each of the Borrower and its Subsidiaries duly authorized in accordance with its organizational documents, duly authorize all of its actions;

          (l) ensuring the receipt of proper authorization, when necessary, in accordance with the terms of the its organizational documents for its actions;

          (m) not (A) having or incurring any Indebtedness to Holdings (except for any such Indebtedness which is (i) unsecured, (ii) subordinated to the Obligations such that (x) no portion of the principal of such Indebtedness shall be required to be paid, whether by stated maturity, mandatory or scheduled prepayment or redemption or otherwise, prior to the date which is 91 days after the Maturity Date, and (y) no portion of interest of such Indebtedness may be paid after the occurrence of, and during the continuation of, a Default or an Event of Default and (iii) the documents and instruments pursuant to which such Indebtedness shall be issued or outstanding shall contain (x) no financial covenants or cross-default provisions and (y) no provisions limiting amendments to, or consents, waivers or other modifications with respect to, this Agreement or any other Loan Document); (B) guaranteeing or otherwise becoming liable for any obligations of Holdings; (C) having obligations guaranteed by Holdings; (D) acquiring any obligations or securities of, or making any loans or advances to, Holdings; (E) holding itself out as responsible for debts of Holdings or for decisions or actions with respect to the affairs of Holdings; (F) operating or purporting to operate as an integrated, single economic unit with respect to Holdings; (G) seeking to obtain credit or incur any obligation to any third party based upon the assets of Holdings; and (H) inducing any such third party to reasonably rely on the creditworthiness of Holdings;

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                                                                              61

          (n) having separate stationery from Holdings;

          (o) allocating, on an arm's length basis, all shared corporate operating services, leases and expenses, including, without limitation, those associated with the services of shared executive officers, employees, consultants and agents, shared computer and other office equipment and software and shared telephone numbers; and otherwise refraining from engaging in any transaction with any of Holdings unless such transaction is
     (x) on terms and conditions no less favorable to the Borrower or any of its Subsidiaries than transactions consummated on an arms-length basis with unaffiliated Persons and (y) only with the prior approval and authorization in accordance with the Borrower's or such Subsidiary's, as the case may be, organizational documents, including at least one of the independent directors;

          (p) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving Holdings to substantively consolidate Holdings with such Borrower or any of its Subsidiaries;

          (q) remaining Solvent;

          (r) conducting all of its business (whether written or oral) solely in its own name so as not to mislead others as to the identity of each of Holdings, the Borrower and any Affiliates of Holdings or the Borrower; and

          (s) maintaining a record with respect to any asset purchased from Holdings, including bills of sale (or any similar instrument of assignment) and, if appropriate, filings under the Uniform Commercial Code.

          5.12. Mortgages. With respect to any Tower or Tower site which is not covered by a Mortgage pursuant to Section 4.1(a)(iii), to the extent required to remain in compliance with the Mortgage Requirement, execute and deliver to the Administrative Agent, in accordance with the procedures set forth in Annex A, Mortgages in respect of any such properties and deliver to the Administrative Agent such other documentation specified in Annex A, including an opinion of local counsel in the state in which such Tower or Tower site is located covering such matters as the Administrative Agent may reasonably require. In addition to the documents specified in Annex A, the Borrower shall provide such other documentation as the Administrative Agent may from time to time reasonably request relating to the Mortgaged Properties and the Mortgages.

                          Section 6. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          6.1. Financial Condition Covenants.

          (a) Consolidated Total Debt to Annualized Cash EBITDA Ratio. Permit the ratio of (i) Consolidated Total Debt on any date during any period set forth below to

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                                                                              62

     (ii) Annualized Cash EBITDA of the Borrower and its Subsidiaries for the fiscal quarter most recently ended on or prior to such date to exceed the ratio set forth below opposite such period:

     Fiscal Quarter                         Ratio
     --------------                         -----
     Closing Date to December 31, 2004      2.90x
     January 1, 2005 and thereafter         2.50x

          (b) Consolidated Cash EBITDA to Consolidated Cash Interest Expense Ratio. Permit the ratio of (i) Consolidated Cash EBITDA for any fiscal quarter of the Borrower to (ii) Consolidated Cash Interest Expense accrued by the Borrower and its Subsidiaries during such quarter to be less than
     4.00 to 1.00.

          (c) Annualized Cash EBITDA to Pro Forma Debt Service Ratio. Permit the ratio of (i) Annualized Cash EBITDA for any fiscal quarter of the Borrower to (ii) Pro Forma Debt Service for such fiscal quarter to be less than 1.10 to 1.00.

          (d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any fiscal quarter of the Borrower to be less than 1.50 to 1.00.

          (e) Consolidated Total Debt per Tower. Permit on any date the quotient of (i) Consolidated Total Debt on such date divided by (ii) the number of Qualified Towers owned by the Borrower and its Subsidiaries on such date, to exceed $75,000.

          6.2. Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of the Borrower to any Subsidiary Guarantor and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

          (c) Indebtedness of the Borrower or any Subsidiary (including, without limitation, Capital Lease Obligations) secured by Liens permitted by
     Section 6.3(g) in an aggregate principal amount not to exceed $3,000,000 at any one time outstanding;

          (d) Indebtedness outstanding on the date hereof and listed on Schedule 6.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

          (e) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor; and

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                                                                              63

          (f) unsecured Indebtedness owing to sellers of Qualified Tower Portfolios and constituting a portion of the consideration for the acquisition of such Qualified Tower Portfolios by the Borrower or a Subsidiary Guarantor, so long as (x) such Indebtedness (excluding any deferred purchase consideration which is contingent and existing on the Closing Date) is subordinated to the Obligations on substantially the terms of Schedule 6.2(f), (y) the aggregate principal amount of all Indebtedness under this Section 6.2(f) at any one time outstanding shall not exceed $15,000,000 (including any deferred purchase consideration which is contingent) and (z) the aggregate amount of all deferred purchase consideration which is contingent under this Section 6.2(f) at any one time outstanding shall not exceed $10,000,000.

          6.3. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, and deposits to secure obligations under contracts to purchase towers or other related assets;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) Liens in existence on the date hereof listed on Schedule 6.3(f), securing Indebtedness permitted by Section 6.2(d), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 6.2(c) to finance the acquisition of fixed or capital assets, provided that (1) such Liens shall be created substantially simultaneously with the

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                                                                              64

     acquisition of such fixed or capital assets, (2) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (3) the amount of Indebtedness secured thereby is not increased;

          (h) Liens created pursuant to the Security Documents;

          (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased (including landlord's Liens on any property placed on the property subject to such lease); and

          (j) Liens created in favor of AAT Communications Corp. on the AAT Indemnity Escrow Account pursuant to the AAT Purchase Agreement and the AAT Indemnity Escrow Agreement.

          6.4. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation);

          (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor; and

          (c) any Subsidiary of the Borrower may be dissolved upon transfer of all of such Subsidiary's assets to a Subsidiary Guarantor or the Borrower.

          6.5. Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition in the ordinary course of business of obsolete or worn out property, or surplus real property not needed in the Borrower's business;

          (b) the sale of inventory in the ordinary course of business (including, without limitation, the leasing of space on Towers) and the sale of accounts receivable in the ordinary course of business which, in the reasonable discretion of the Borrower, should be sold to a collection agency not to exceed $1,000,000 in the aggregate for any fiscal year of the Borrower;

          (c) Dispositions permitted by Section 6.4(b) and Dispositions of Cash Equivalents;

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor;

          (e) the Disposition of other assets having a fair market value not to exceed $1,000,000 in the aggregate for any fiscal year of the Borrower;

          (f) the Disposition of Towers in exchange for towers with Total Tower Revenue at least equal in amount to the revenue of such Disposed Towers;

          (g) any Asset Sale or Recovery Event, provided, (x) in each case, that the requirements of Section 2.10(a) or 2.10(b),as applicable, are complied with in connection therewith and (y) in the case of any Asset Sale, at least 90% of the consideration payable for such Asset Sale is paid in cash on the date of such Disposition;

          (h) Dispositions of (i) non-Qualified Towers, (ii) work-in-progress related to cancelled sites, (iii) assets related to the Services Business, provided that, in each case, requirements of Section 2.10(c) are complied with;

          (i) the Disposition of Towers or Tower sites by the Borrower or any of its Subsidiaries to a Subsidiary Guarantor; provided that, after giving effect to any Disposition to a Subsidiary Guarantor, such Towers and Tower sites are subject to a Mortgage pursuant to Section 5.9(b);

          (j) Dispositions of Towers or Tower sites (and any related assets) pursuant to the First Closing and the Second Closing under the AAT Initial Asset Sale by the Borrower or any of its Subsidiaries pursuant to the AAT Initial Asset Sale, provided that, the net cash proceeds of the AAT Initial Asset Sale may only be used (i) to repay the loans outstanding under the Existing Credit Facility pursuant to Section 4.1(p) or (ii) repay Revolving Credit Loans pursuant to Section 2.10(c); and

          (k) (i) Disposition of Towers or Tower sites (and any related assets) located in Wisconsin (the "Option Towers") pursuant to a Wisconsin Notice, and any Closing (other than the First Closing and the Second Closing) (as each such term is defined in the AAT Purchase Agreement in effect on the date hereof) and (ii) in the event that the Option Towers are not Disposed of pursuant to a Wisconsin Notice, Disposition of Towers or Tower sites (and any related assets) on or prior to June 30, 2003 with an aggregate Current TCF (as defined in the AAT Purchase Agreement) for all such Towers or Tower sites Disposed of pursuant to this clause (ii) not exceeding $4,300,000, provided that, in each case, the requirements of Section 2.10(c) are complied with.

          6.6. Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that so long as no Default or Event of Default exists immediately before and after giving effect thereto:

          (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor;

          (b) the Borrower may make Restricted Payments to Holdings to enable Holdings to pay mandatory cash interest on the Senior Discount Notes and the Senior Notes in accordance with their respective terms; and

          (c) the Borrower may pay dividends to Holdings (i) to permit Holdings to pay corporate overhead expenses incurred in the ordinary course of business not to exceed $5,000,000 in any fiscal year, (ii) in an amount equal to the lesser of (A) the amount of Holdings' actual cash tax liability and (B) the amount of taxes which are attributable to the Borrower and its Subsidiaries as part of the consolidated group that includes Holdings, (iii) in an aggregate amount not to exceed $1,000,000 to permit Holdings to redeem the Preferred Stock Purchase Rights in accordance with their terms and to make payments in lieu of issuing fractional shares of Capital Stock of Holdings in connection with the exercise of the Preferred Stock Purchase Rights and (iv) in an amount not exceeding the Applicable Amount for the purpose of repurchasing Senior Discount Notes or Senior Notes; provided that, in each case, no Event of -------- Default shall have occurred and be continuing on the date of such dividend or after giving effect to such dividend.

          6.7. Limitation on Capital Expenditures.

          Make or commit to make any cash Capital Expenditure, except

          (a) maintenance Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business (other than any amounts used to build Towers or acquire Qualified Tower Portfolios) not exceeding $10,000,000
(x) during the period from the Closing Date through December 31, 2003 and (y) during each fiscal year of the Borrower thereafter;

          (b) cash Capital Expenditures in connection with the construction of, or "works in process" with respect to, no more than 50 Towers in the aggregate at any one time (including any arrangements in effect on the Closing Date and Towers acquired pursuant to Section 6.8(f)); and

          (c) Capital Expenditures (other than Capital Expenditures pursuant to
Section 6.7(a) and 6.7(b)) made to acquire Qualified Tower Portfolios; provided that, prior to the Initial Mortgage Requirement Satisfaction Date, the aggregate amount of such Capital Expenditures shall not exceed an amount equal to (x) $25,000,000 minus (y) the portion of the Applicable Amount (i) paid as dividends by the Borrower to Holdings pursuant to Section 6.6(c)(iv) or (ii) used to make Investments pursuant to Section 6.8(f), in each case, on or after the Closing Date.

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                                                                              67

          6.8. Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) Investments in Cash Equivalents;

          (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 6.2(b) and (e);

          (d) loans and advances to employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses and excluding advances made to employees in the form of federal income tax withholding payments paid by the Borrower or any of its Subsidiaries) in an aggregate amount for the Borrower and Subsidiaries of the Borrower not to exceed $250,000 at any one time outstanding;

          (e) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 6.8(c)) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Subsidiary Guarantor; and

          (f) Investments by the Borrower or any of its Subsidiaries in Qualified Tower Portfolios (provided, that in each case, such Qualified Tower Portfolio becomes a Subsidiary Guarantor and the Mortgage Requirement is satisfied, as applicable); provided that, prior to the Initial Mortgage Requirement Satisfaction Date, the aggregate amount of such Investments shall not exceed an amount equal to (x) $25,000,000 minus (y) the portion of the Applicable Amount (i) paid as dividends by the Borrower to Holdings pursuant to Section 6.6(c)(iv) or (ii) used to make Capital Expenditures pursuant to Section 6.7(c), in each case, on or after the Closing Date.

          6.9. Limitation on Modifications of Certain Documents. (a) Amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders.

          (b) (i) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the AAT Purchase Agreement such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (ii) otherwise amend, supplement or otherwise modify the terms and conditions of the AAT Purchase Agreement or any such other documents except for any such amendment, supplement or modification that could not reasonably be expected to have a Material Adverse Effect.

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                                                                              68

          6.10. Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

          6.11. Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, except to the extent permitted by Section 6.2(c) or Section 6.5(g) and the transaction relating to Wildwood, Sumter County, Florida.

          6.12. Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) any provisions of the AAT Purchase Agreement or related documents which prohibit the Seller Subsidiaries from creating, incurring or suffering to exist any Lien upon any Towers, Tower sites or related assets (including revenues) which are subject to the AAT Purchase Agreement.

          6.13. Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and
(iii) any restrictions with respect to a Seller Subsidiary imposed pursuant to the AAT Purchase Agreement and any related agreements.

          6.14. Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

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                                                                              69

          6.15. Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

          6.16. Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31.

          6.17. Mortgage Requirement. Fail to maintain at any time first priority Mortgages sufficient to satisfy to the Mortgage Requirement following the delivery of a certificate pursuant to Section 4.1(j) or 5.2(c), as applicable.

          6.18. Limitation on Non-Qualified Towers. Own or lease at any one time, more than 50 Towers which are non-Qualified Towers, other than any non-Qualified Towers in existence on the Closing Date, provided that, solely for the purpose of determining compliance with this Section 6.18, any Tower acquired or built by the Borrower or any of its Subsidiaries shall be deemed to be a "Qualified Tower" (a) for the three fiscal quarters following such date of acquisition or completion of construction if, (i) with respect to acquired Towers, on the date of acquisition such Tower had at least one tenant and positive cash flow for the most recent full fiscal quarter of the seller ended on or prior to such date of acquisition or (ii) with respect to built Towers, on the date construction of such Tower is completed, such Tower had at least one tenant and positive cash flow for each fiscal quarter ended after such date construction is completed and (b) thereafter, if such Tower is a Qualified Tower notwithstanding any subsequent failure to comply on a continuous basis with the definition of "Qualified Tower."

                          Section 7. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a) (with respect to the Borrower only), Section 5.7(a), Section 5.9, Section 5.10 or
     Section 6 of this Agreement or Section 5 of the Guarantee and Collateral Agreement or (ii) any Loan Party shall default in the observance or performance of any covenant or agreement contained in any Mortgage and such default, together with any other such default under any other Mortgage or Mortgages, shall have continued unremedied beyond any applicable notice

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                                                                              70

     and cure periods that may be provided for therein and the aggregate book value of the Mortgaged Property or Mortgaged Properties encumbered by such Mortgage or Mortgages exceeds $5,000,000; or

          (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section) and in each case, such default shall continue unremedied for a period of 30 days; or

          (e) Holdings, the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses
     (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $1,000,000; or

          (f) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in

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                                                                              71

     furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (k) (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Steven Bernstein, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 20% of the economic or voting interests of outstanding common stock of Holdings; (ii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of

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                                                                              72

     outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (iii) a "Change of Control" as defined in the Master Lease Agreement, dated as of October 30, 1998, by and among SBA Towers, Inc., SBA Sites, Inc. and BellSouth Personal Communications, Inc. shall occur or be reasonably likely to occur; or

          (l) Holdings and its consolidated subsidiaries incur a federal tax liability resulting from the cancellation of Holdings' Indebtedness;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable,
(B) if such event is an Event of Default specified in paragraph (l) above, the Required Initial Lenders may by notice to the to the Borrower take either or both of the following actions: (i) declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate and (ii) declare the Loans hereunder (with accrued interest thereon) and all other amounts owning under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable and (C) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Facility Lenders with respect to the Revolving Credit Facility, the Administrative Agent may, or upon the request of the Majority Facility Lenders with respect to the Revolving Credit Facility, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                       Section 8. THE ADMINISTRATIVE AGENT

          8.1. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

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                                                                              73

          8.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents, attorneys-in-fact or service providers and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact service providers selected by it with reasonable care.

          8.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, service providers or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          8.4. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          8.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the

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                                                                              74

Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          8.6. Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          8.7. Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement,

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                                                                              75

any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          8.8. The Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent was not an agent. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          8.9. Successor Agent. The Administrative Agent may resign as Administrative Agent upon ten days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is ten days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          8.10. Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 9.1.

          8.11. The Arranger. The Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

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                                                                              76

                            Section 9. MISCELLANEOUS

          9.1. Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final Conversion Date of any Revolving Credit Loan (except as provided in Section 2.22(b)), extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or supplement Section 6.2 to permit the Borrower or any of its Subsidiaries to incur Indebtedness on a pari passu or senior basis with the Facilities without the consent of Lenders holding at least 75% of the Aggregate Facility Amount; (iii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 2.16 without the consent of each Lender directly affected thereby; or (vi) amend, modify or waive any provision of Section 8 without the consent of the Administrative Agent and, provided further, that (x) Disqualified Lenders shall not be permitted to participate in any consent to a waiver, amendment, supplement or modification to provisions of this Agreement or any other Loan Document and (y) the aggregate unpaid principal amount of the Term Loans then outstanding of such Disqualified Lenders and the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding of such Disqualified Lenders shall not be included in the determination of Lenders required to approve any such waiver, amendment, supplement or modification. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right

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                                                                              77

consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

          9.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

       The Borrower:                     SBA Telecommunications, Inc.
                                         5900 Broken Sound Parkway NW
                                         Boca Raton, Florida 33487
                                         Attention: Jeffrey A. Stoops
                                         Telecopy: (561) 997-0343
                                         Telephone: (561) 995-7670

       The Administrative Agent:         General Electric Capital Corporation
                                         c/o GE Structured Finance, Inc.
                                         60 Wall Street
                                         Mail Stop NYC 60-1701
                                         New York, NY 10005
                                         Attention: Mabel Chui
                                         Telecopy: 212-797-0406
                                         Telephone: 212-602-1113
                                         Email: mabel.chui@db.com

       with a copy to:                   General Electric Capital Corporation
                                         c/o GE Structured Finance, Inc.
                                         120 Long Ridge Road
                                         Mail Stop 3C-94
                                         Stamford, CT 06927
                                         Attention: Chip Toth
                                         Telecopy: 203-602-9450
                                         Telephone: 203-961-2742
                                         Email: chip.toth@ge.com

provided that any notice, request or demand to or upon the Administrative Agent or any Lender shall not be effective until received.

          9.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or

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                                                                              78

privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          9.5. Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arranger for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent (including expenses incurred by such counsel in connection with a review and confirmation of the Mortgage Requirement) and the charges of Intralinks, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any property at any time owned, leased, or in any way used by the Borrower, any Subsidiary or any other entity for which the Borrower or any of its Subsidiaries is alleged to be responsible, and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any

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                                                                              79

Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to Pam Kline (Telephone No. (561) 995-7670) (Fax No. (561) 989-2940), at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          9.6. Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

          (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (other than any Disqualified Entity) (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, release all or substantially all of the Collateral or the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign with, the consent of the Administrative Agent and, in case of an assignment to any Disqualified Party, the consent of the Borrower, to a bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee and such Assignor (and, where the consent of the Borrower or the Administrative Agent is required pursuant to the foregoing provisions, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender, Related Fund or any affiliate thereof) shall be in an aggregate principal amount of less than $2,000,000, with respect to the Revolving Credit Facility, and $1,000,000, with respect to the Term Loan Facility (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent; provided further that, after giving effect to such assignment, the aggregate principal amount of such Assignor's Commitment shall be at least $2,000,000, with respect to the Revolving Credit Facility, and $1,000,000, with respect to the Term Loan Facility (other than in the case of an assignment to a Related Fund or of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing.

          (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled." The Register shall be available for inspection by the Borrower or any Lender or Agent at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 9.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to General Electric Capital Corporation or any of its Affiliates or (z) in the case of an Assignee which is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders, the Administrative Agent and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the applicable Note or Notes of the assigning Lender) a new applicable Note or Notes to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loan, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loan, as the case may be, upon request, a new applicable Note or Notes, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loan, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          9.7. Adjustments; Set-off. Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such

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                                                                              82

portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          9.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          9.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent, the Arranger and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Arranger, the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          9.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          9.12. Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          9.13. Acknowledgments. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Arranger, the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Administrative Agent and the Lenders or among the Borrower and the Lenders.

          9.14. Confidentiality; Public Disclosure. (a) Each of the Administrative Agent and the Lenders expressly agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (i) to the Arranger, the Administrative Agent, any other Lender or any affiliate of any thereof, (ii) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section, (iii) any of its employees, directors, agents, attorneys, accountants and other professional advisors or service providers in connection with the administration and management of any Loan Document, (iv) upon the request or demand of any Governmental Authority having jurisdiction over it, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) if requested or required to do so in connection with any litigation or similar proceeding, (vii) that has been publicly disclosed other than in breach of this Section, (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (ix) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, such party's U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated by this Agreement relating to such party and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

          (b) None of the Loan Parties shall issue any press release or other public disclosure (other than any filing required to be made with the SEC) using the name of any of the Lenders or any affiliate of a Lender in connection with this transaction without both (i) providing any such Lender with at least two
(2) Business Days' prior notice and (ii) obtaining the Lender's or such Lender's affiliate's prior written consent. Nothing in the immediately preceding sentence shall prevent any disclosure of the name of any Lender or of any affiliate of such Lender to the extent (and only to the extent) required by any Requirement of Law, provided that, the person or entity making such disclosure shall nonetheless consult with the affected Lender or the relevant affiliate of such Lender prior to issuing such press release or other public disclosure.

          (c) Notwithstanding the foregoing, the Lenders and their Affiliates shall have the right to (i) list and exhibit the Borrower's name and logo, as provided by the Borrower from time to time, and describe the transaction that is the subject of this Agreement in their marketing materials and (ii) post such information, including, without limitation, a customary "tombstone," on their web site.

          9.15. Release of Collateral Security and Guarantee Obligations.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property or substitution of Mortgaged Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition or substituted, as the case may be, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition or substitutions in accordance with the Loan Documents.

          (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

          9.16. Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

          9.17. WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          9.18. Subordination, Non-Disturbance and Attornment. Within ten Business Days following receipt from any Loan Party of the lease, license or other occupancy arrangement (a "Lease") of any Tower and related property or real property owned or leased by such Loan Party which is subject to a Mortgage pursuant to Section 5.12 (the "Leased Property") with any person or entity not prohibited by this Agreement (a "Tenant") and either (x) the Approved Form of SNDA or (y) the Tenant's requested version thereof, the Administrative Agent, individually and on behalf of each of the Lenders, shall execute and deliver to such Loan Party an agreement (an "SNDA") in form and substance reasonably satisfactory to the Administrative Agent pursuant to which (a) the Tenant subordinates the Lease and all of Tenant's rights and estates thereunder to the Security Document held by the Administrative Agent and encumbering the Leased Property, (b) the Tenant agrees that Tenant will attorn to and recognize the

Administrative Agent or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such Security Document as the landlord under the Lease for the balance of the leasehold term then remaining, (c) the Administrative Agent consents to the Lease and (d) the Administrative Agent agrees that, notwithstanding the terms of the applicable Security Document held by the Administrative Agent, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under or pursuant to such Security Document or a transfer on lieu of foreclosure, so long as the Tenant is not in default under such Lease, the Tenant shall not be disturbed in the peaceful enjoyment of the Leased Property nor shall the Lease be terminated or canceled at any time, except in the event the Loan Party shall have the right to terminate the Lease under the terms and provisions expressly set forth therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    SBA TELECOMMUNICATIONS, INC.


                                    By: /s/ Thomas P. Hunt
                                        ----------------------------------------
                                        Name: Thomas P. Hunt
                                        Title: Senior Vice President and
                                               General Counsel


                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, as Administrative Agent and a Lender


                                    By: /s/ Molly S. Ferguson
                                        ---------------------------------------
                                        Name: Molly S. Ferguson
                                        Title: Manager, Operations

                                LENDERS:

                                    OAK HILL SECURITIES FUND, L.P.

                                    By: Oak Hill Securities GenPar, L.P.
                                        its General Partner

                                    By: Oak Hill Securities MGP, Inc.,
                                        its General Partner


                                        By:    /s/ Scott Krase
                                            ------------------------------------
                                            Name:  Scott Krase
                                            Title: VP


                                    OAK HILL SECURITIES FUND II, L.P.

                                    By: Oak Hill Securities GenPar II, L.P.
                                        its General Partner

                                    By: Oak Hill Securities MGP II, Inc.,
                                        its General Partner


                                        By:    /s/ Scott Krase
                                            ------------------------------------
                                            Name:  Scott Krase
                                            Title: VP


                                    LERNER ENTERPRISES, L.P.

                                    By: Oak Hill Asset Management, Inc.
                                        As advisor and attorney-in-fact to
                                        Lerner Enterprises, L.P.


                                        By:    /s/ Scott Krase
                                            ------------------------------------
                                            Name:  Scott Krase
                                            Title: Managing Director

                                    CARDINAL INVESTMENT PARTNERS I, L.P.

                                        Advisor: Oak Hill Asset Management, Inc.

                                        By: Oak Hill Asset Management, Inc.
                                            As advisor and attorney-in-fact to
                                            Cardinal Investment Partners I, L.P.


                                        By: /s/ Scott Krase
                                            ------------------------------------
                                            Name: Scott Krase
                                            Title: Managing Director


                                    THE LELAND STANFORD JUNIOR UNIVERSITY

                                    Oak Hill Advisors, L.P.
                                    as Investment Manager for
                                    The Leland Stanford Junior University

                                    By: Oak Hill Advisors MGP, Inc.
                                        its Managing General Partner


                                        By: /s/ Scott Krase
                                            ------------------------------------
                                            Name: Scott Krase
                                            Title: Vice President